Exhibit 10.10

$19,000,000

CREDIT AGREEMENT

Dated as of

December 31, 2001

Between

SYNALLOY CORPORATION

And

WACHOVIA BANK, N.A.

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

Section 1.01 Definitions

Section 1.02 Accounting Terms and Determinations

Section 1.03 References

ARTICLE II THE CREDITS

Section 2.01 Commitments to Lend.

Section 2.02 Method of Borrowing.

Section 2.03 Notes

Section 2.04 Maturity of Advances

Section 2.05 Interest Rates

Section 2.06 Commitment Fee

Section 2.07 Optional Termination or Reduction of Commitment

Section 2.08 Mandatory Reduction and Termination of Commitment

Section 2.09 Mandatory Prepayments.

Section 2.10 General Provisions Concerning Payments.

Section 2.11 Computation of Interest and Fees

ARTICLE III CHANGE IN CIRCUMSTANCES; COMPENSATION

Section 3.01 Basis for Determining Interest Rate Inadequate or Unfair

Section 3.02 Illegality

Section 3.03 Increased Cost and Reduced Return.

Section 3.04 Compensation

ARTICLE IV CONDITIONS TO BORROWINGS

Section 4.01 Conditions to First Borrowing

Section 4.02 Conditions to All Borrowings

ARTICLE V REPRESENTATIONS AND WARRANTIES

Section 5.01 Corporate Existence and Power

Section 5.02 Corporate and Governmental Authorization; Contravention

Section 5.03 Binding Effect

Section 5.04 Financial Information.

Section 5.05 Litigation

Section 5.06 Compliance with ERISA

Section 5.07 Taxes

Section 5.08 Subsidiaries

Section 5.09 Not an Investment Company

Section 5.10 Consolidated Debt

Section 5.11 No Investments

Section 5.12 Ownership of Property; Liens

Section 5.13 No Default

Section 5.14 Full Disclosure

Section 5.15 Compliance with Laws; Environmental Matters.

Section 5.16 First Priority Liens

ARTICLE VI COVENANTS

Section 6.01 Information

Section 6.02 Inspection of Property, Books and Records

Section 6.03 Minimum Consolidated Tangible Net Worth

Section 6.04 Interest Coverage Ratio

Section 6.05 Capital Expenditures

Section 6.06 Negative Pledge

Section 6.07 Maintenance of Existence

Section 6.08 Sales of Notes Receivables or Accounts

Section 6.09 Consolidations, Mergers and Sales of Assets

Section 6.10 Use of Proceeds

Section 6.11 Compliance with Laws; Payment of Taxes

Section 6.12 Insurance

Section 6.13 Maintenance of Property

Section 6.14 Environmental Matters

Section 6.15 Executive Officers

Section 6.16 Depository Relationship

Section 6.17 Additional Debt

Section 6.18 Collateral.

ARTICLE VII DEFAULTS

Section 7.01 Events of Default

Section 7.02 Remedies on Default

Section 7.03 Security Interest; Offset

ARTICLE VIII MISCELLANEOUS

Section 8.01 Notices

Section 8.02 No Waivers

Section 8.03 Expenses; Documentary Taxes

Section 8.04 Amendments and Waivers

Section 8.05 Successors and Assigns

Section 8.06 Confidentiality

Section 8.07 Interest Limitation

Section 8.08 Governing Law

Section 8.09 Counterparts

Section 8.10 Consent to Jurisdiction

Section 8.11 Severability

Section 8.12 Captions

EXHIBIT A Form of Note

EXHIBIT B Form of Opinion of Counsel for the Borrower

SCHEDULE 5.08 Subsidiaries

SCHEDULE 5.10 Intercompany Debt

SCHEDULE 5.15 Environmental Matters

CREDIT AGREEMENT

THIS CREDIT AGREEMENT, made as of the 31st day of December, 2001, by and between SYNALLOY CORPORATION, a Delaware corporation (together with its successors, the "Borrower"), and WACHOVIA BANK, N.A., a national banking association (together with endorsees, successors and assigns, the "Bank").

NOW, THEREFORE, in consideration of the premises and the promises herein contained, and each intending to be legally bound hereby, the parties agree as follows:

  DEFINITIONS

    Definitions. The terms as defined in this Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein (terms defined in the singular to have the same meanings when used in the plural and vice versa):

    "Accounts," and "Inventory" shall have the same respective meanings as are given to those terms in the Uniform Commercial Code of South Carolina.

    "Advances" means the Revolving Credit Advances, the Line of Credit Advances, or both, as the context may require, made by the Bank under the Commitments.

    "Affiliate" of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

    "Anniversary Date" means an anniversary date of this Agreement; provided, that if an Anniversary Date would otherwise be on a day which is not a Domestic Business Day, such Anniversary Date shall be extended to the next succeeding Domestic Business Day.

    "Applicable Margin" has the meaning set forth in Section 2.05(a).

    "Authority" has the meaning set forth in Section 3.02.

    "Borrowing" shall mean a borrowing under the Commitments consisting of an Advance by the Bank.

    "Borrowing Base" means, based on the most recent Borrowing Base Certificate which, as of the date of a determination of the Borrowing Base, has been received by the Bank, the aggregate (i) of 50% of the net amount of Eligible Inventory plus (ii) 75% of the net amount of Eligible Receivables.

    "Borrowing Base Certificate" means a report, in form and substance satisfactory to the Bank, certified by the Chief Financial Officer or other authorized officer of the Borrower summarizing the Inventory and aging of Receivables of the Borrower.

    "Capital Expenditures" means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, less credit for any trade-in allowances included within such sum, all as determined in accordance with generally accepted accounting principles consistently applied.

    "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

    "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act.

    "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.

    "Change of Law" shall have the meaning set forth in Section 3.02.

    "Closing Date" means December 31, 2001.

    "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

    "Collateral" shall have the meaning ascribed to such term in the Security Agreement.

    "Commitments" shall mean, collectively, the Revolving Credit Commitment and the Line of Credit Commitment.

    "Consolidated Debt" means at any date the Debt of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

    "Consolidated EBITDA" means for any period means the sum of (i) Consolidated Net Income for such period; (ii) Consolidated Interest Expense for such period, (iii) taxes on income of the Borrower and its Consolidated Subsidiaries for such period to the extent deducted in determining Consolidated Net Income for such period, (iv) Depreciation for such period, (v) amortization of intangible assets of the Borrower and its Consolidated Subsidiaries for such period, and (vi) non-cash non-recurring charges or losses, if any of the Borrower and its Consolidated Subsidiaries for such period, minus the sum of (a) non-cash non-recurring gains, if any of the Borrower and its Consolidated Subsidiaries for such period, and (b) interest income of the Borrower and its Consolidated Subsidiaries for such period.

    "Consolidated Interest Expense" for any period, means interest, whether expensed or capitalized, in respect of Debt of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis outstanding during such period.

    "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis, but excluding (i) extraordinary items and (ii) any equity interests of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary.

    "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with generally accepted accounting principles consistently applied, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

    "Consolidated Tangible Net Worth" means, at any time, Stockholders' Equity, less the sum of the value, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with generally accepted accounting principles consistently applied, of

    (A) Any surplus resulting from any write-up of assets subsequent to December 30, 2000;

    (B) All assets which would be treated as intangibles under generally accepted accounting principles, including without limitation goodwill (whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, trade names, copyrights, patents and technologies, and unamortized debt discount and expense;

    (C) To the extent not included in (B) of this definition, any amount at which shares of Capital Stock of the Borrower appear as an asset on the balance sheet of the Borrower and its Consolidated Subsidiaries;

    (D) Loans or advances to stockholders, directors, officers or employees; and

    (E) To the extent not included in (B) of this definition, deferred expenses.

    "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

    "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, letters of credit or similar instrument other than those arising in the ordinary course of business, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (viii) all Debt of others Guaranteed by such Person.

    "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

    "Default Rate" means, with respect to any Advance on any day, the sum of 2% plus the then highest interest rate (including the Applicable Margin) which may be applicable to any Advances hereunder (irrespective of whether any such type of Advances are actually outstanding hereunder).

    "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with generally accepted accounting principles consistently applied.

    "Dividends" means for any period the sum of all dividends paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).

    "Dollars" or "$" means dollars in lawful currency of the United States of America.

    "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in South Carolina are authorized by law to close.

    "Eligible Inventory" means Inventory, excluding work in process, valued at the lower of cost or market value, determined in accordance with generally accepted accounting principles, which is subject to a perfected, first priority security interest in favor of the Bank, is free of any other liens, security interests or other interests (such as those of a consignor) (other than junior interests subordinate to the Bank's interest). The value of Eligible Inventory shall be reduced by the amount of progress payments, pre-delivery payments, deposits and any other sums received by the Borrower in anticipation of the delivery to a vendee of such Inventory.

    "Eligible Receivables" means those Receivables of the Borrower, each of which meets the following requirements: (i) such Receivable arose in the ordinary course of the Borrower's business; (ii) the right to payment has been fully earned by completed performance and, if goods are involved, the goods have been shipped by the Borrower (or if not shipped by the Borrower, are held by the Borrower under a "bill and hold" arrangement satisfactory to the Bank in its sole discretion); (iii) the Receivable includes only that portion which is not subject to any offset, defense, counterclaim, credit, allowance or adjustment; (iv) the Borrower's title to such Receivable is absolute and is subject to no prior assignment, claim, lien or security interest; (v) the full amount reflected on the Borrower's books and on any invoice or statement delivered to the Bank related to such Receivable is owing to the Borrower and no partial payment has been made on such Account; (vi) such Receivable is due and payable not more than sixty (60) days from invoice date and no more than one hundred twenty (120) days have elapsed from invoice date; (vii) the Borrower has received no notice of the death of the account debtor or of the dissolution, termination of existence, insolvency, bankruptcy, appointment of receiver for any part of the property of, or assignment for the benefit of creditors made by, the account debtor; (viii) such Receivable is not payable by any affiliate or subsidiary of the Borrower; (ix) such Receivable is not payable by the United States of America or any political subdivision or agency thereof, unless the Bank and the Borrower have complied with the Assignment of Claims Act with respect to such Receivable; (x) such Receivable is not payable by any Person who is the account debtor for other Receivables and who is past due (as provided in (vi) above) with regard to fifty percent (50%) or more of the aggregate amount of such other Receivables; and (xi) such Receivable has not been excluded by the Bank which the Bank reserves the right to do at its sole discretion.

    "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements.

    "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

    "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirements.

    "Environmental Requirements" means (i) any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation, and (ii) all required licenses, permits, approvals, registrations or other legal prerequisites for conducting the business of the Borrower and its Subsidiaries.

    "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law, including any rules or regulations promulgated thereunder. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

    "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

    "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Advances is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of the Bank to United States residents), provided that for any day in respect of which the Bank has no "Eurocurrency liabilities" (nor any such other category of liabilities or category of extensions of credit or other assets) in respect of which such reserve requirement might be imposed or be otherwise applicable, the Euro-Dollar Reserve Percentage shall be zero. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

    "Event of Default" shall have the meaning assigned to such term in Section 7.01.

    "Fiscal Quarter" means any fiscal quarter of the Borrower.

    "Fiscal Year" means any fiscal year of the Borrower.

    "FMA Agreement" means the Financial Management Account Master Agreement of even date herewith between the Borrower and the Bank, with all riders, schedules, exhibits and other attachments thereto and as amended from time to time, including, without limitation, that certain Financial Management Account Investment/Commercial Loan Access Agreement of even date herewith.

    "Funded Debt" means all Debt of the Borrower and its Consolidated Subsidiaries for borrowed money.

    "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

    "Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income, (ii) taxes on income and (iii) Consolidated Interest Expense, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

    "Intercompany Debt" means the Debt of the Borrower to Metchem, Inc. and the Debt of Bristol Metals, L.P. to Metchem, Inc., in each case as listed on Schedule 5.10 attached hereto, and any refinancing or extension thereof.

    "Interest Coverage Ratio" means the ratio of Consolidated EBITDA to Consolidated Interest Expense.

    "Inventory" shall have the meaning ascribed to such term in the Security Agreement.

    "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

    "Laws" means all ordinances, statutes, rules, regulations, orders, injunctions, writs or decrees of any governmental or political subdivision or agency thereof, or any court or similar entity established by any thereof, including, without limitation, the Environmental Protection Act, the Americans with Disabilities Act, the Occupational Safety and Health Act, the Resource Conservation and Recovery Act, CERCLA, CERCLIS, and the Superfund Reauthorization and Amendments Act of 1986, all as amended from time to time, and all rules and regulations promulgated thereunder.

    "Lending Office" means the Bank's office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as the Bank may hereafter designate as its Lending Office by notice to the Borrower.

    "Leverage Ratio" means the ratio of Funded Debt to Consolidated EBITDA.

    "LIBOR" means the rate per annum (rounded upward to the next higher 1/100 of 1%) for deposits of United States dollars with maturities of one month, that appears under LONDON INTERBANK OFFERED RATES (LIBOR) in the Money Rates section of the Wall Street Journal published five (5) business days before the first day of each calendar month. In the event that the rate is not published that day, the rate will be determined on the next Euro-Dollar Business Day when such rate is available.

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

    "Line of Credit Advance" means any advance by the Bank under the Line of Credit Commitment.

    "Line of Credit Commitment" shall have the meaning assigned to it in Section 2.01(b).

    "Line of Credit Note" shall mean a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Exhibit A-1 hereto, evidencing the maximum principal indebtedness of the Borrower to the Bank under the Line of Credit Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

    "Loan Documents" means this Agreement, the Notes, the Security Agreement and any other document evidencing the Advances.

    "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

    "Monthly LIBOR Index" means a rate per annum equal to LIBOR (determined in accordance with the paragraph below), adjusted for all applicable Costs (as hereinafter defined). The Monthly LIBOR Index shall be adjusted on the first day of each calendar month and shall be further adjusted on and as of the effective date of changes in the Bank's Costs. As used herein, "Cost" shall mean any charges, fees or costs incurred by the Lender as the result of any changes in the laws, rules, regulations, or governmental requirements pertaining to LIBOR loans.

    "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) or ERISA.

    "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with generally accepted accounting principles consistently applied.

    "Notes" shall mean the Revolving Credit Note and the Line of Credit Note.

    "Notice of Borrowing" shall have the meaning assigned to it in Section 2.02.

    "Obligations" means all indebtedness, obligations and liabilities to the Bank existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, of the Borrower under this Agreement or any other Loan Document or) with respect to any obligations of Borrower to the Bank with respect to interest rate protection agreements, foreign currency exchange agreements or other hedging arrangements (valued as the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by the Borrower in the applicable hedging agreement, if any).

    "One-Month LIBOR Rate" means the rate per annum as it appears in the Wall Street Journal as of the Rate Determination Date, to be the One-Month LIBOR Rate, taking into account the rates at which deposits in United States dollars for a period of one (1) month are offered on the interbank eurodollar market and such other factors as the Bank in its sole discretion may deem appropriate from time to time. The One-Month LIBOR Rate may differ from other rates determined or offered by the Bank based on deposits in United States dollars in the interbank eurodollar market for a one (1) month period.

    "Participant" has the meaning set forth in Section 8.05(b).

    "Payment Date" means the first day of each calendar month beginning on January 1, 2002.

    "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

    "Performance Pricing Determination Date" has the meaning set forth in Section 2.05.

    "Permitted Liens" means:

    (a) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet delinquent;

    (b) Pledges or deposits made in the ordinary course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

    (c) Liens of mechanics, materialmen, warehousemen, carriers, or other like liens, securing obligations incurred in the ordinary course of business that are not yet due and payable.

    (d) Good faith pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of twenty percent (20%) of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

    (e) Encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property by the Borrower in the operation of its business, and none of which is violated in any material respect by existing or proposed structures or land use;

    (f) Liens in favor of the Bank;

    (g) Purchase money security interests granted to secure the purchase price of assets, the purchase of which is permitted by Section 6.05; and

    (h) Other liens existing on the date of this Agreement and disclosed in the financial statements referred to in Section 5.04.

    "Period" means any one of the thirteen (13) four-week periods upon which the Borrower operates.

    "Person" means any individual, joint venture, corporation, company, voluntary association, partnership, trust, joint stock company, unincorporated organization, association, government, or any agency, instrumentality, or political subdivision thereof, or any other form of entity or organization.

    "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.

    "Prime Rate" refers to that interest rate so denominated and set by the Bank from time to time as an interest rate basis for borrowings. The Prime Rate is but one of several interest rate bases used by the Bank and the Bank lends at interest rates above and below the Prime Rate. A change in the Prime Rate shall be effective on the date of such change.

    "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

    "Receivables" means all obligations of every kind at any time owing to the Borrower (whether now existing or hereafter arising, and whether classified under the Uniform Commercial Code as accounts, instruments, contract rights, chattel paper, general intangibles or otherwise), all proceeds, all security and all Borrower's rights to goods or other property sold or leased which may be represented by such property.

    "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the later Termination Date of either Commitment either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

    "Reportable Event" has the meaning given such term in Section 4043(b) of Title V of ERISA.

    "Revolving Credit Advance" means any advance by the Bank under the Revolving Credit Commitment.

    "Revolving Credit Commitment" shall have the meaning assigned to it in Section 2.01(a).

    "Revolving Credit Note" shall mean a promissory note of the Borrower payable to the order of the Bank, in substantially the form of Exhibit A-2 hereto, evidencing the maximum principal indebtedness of the Borrower to the Bank under the Revolving Credit Commitment, either as originally executed or as it may be from time to time supplemented, modified, amended, renewed or extended.

    "Security" shall have the meaning assigned to such term in the Securities Act of 1933, as amended.

    "Security Agreement" shall mean that certain Security Agreement of even date herewith between Borrower and the Bank.

    "Security Documents" means (i) the Security Agreement and (ii) all Uniform Commercial Code financing statements filed to perfect any security interests granted under the Security Agreement.

    "Stockholders' Equity" means, at any time, the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, but excluding any Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries. Shareholders' Equity would generally include, but not be limited to (i) the par or stated value of all outstanding Capital Stock, (ii) capital surplus, (iii) retained earnings, and (iv) various deductions such as (A) purchases of treasury stock, (B) valuation allowances, (C) receivables due from an employee stock ownership plan, (D) employee stock ownership plan debt guarantees, and (E) translation adjustments for foreign currency transactions.

    "Subsidiary" of a Person means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person. Unless otherwise indicated, all references herein to Subsidiaries refer to Subsidiaries of the Borrower.

    "Termination Date" means (a) with respect to the Revolving Credit Commitment, May 31, 2003, and any extension thereof made pursuant to Section 2.04(b), and (b) with respect to the Line of Credit Commitment, May 1, 2002, and any extension thereof made pursuant to Section 2.04(b).

    "Transferee" has the meaning set forth in Section 8.05(d).

    "Unused Commitment" means at any date an amount equal to the Commitments less the aggregate outstanding principal amount of the Advances.

    Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Bank.

    References. Except as otherwise expressly provided in this Agreement: the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the Schedule hereto which is a part hereof, and not to any particular Section, Article, paragraph or other subdivision; the singular includes the plural and the plural includes the singular; "or" is not exclusive; the words "include," "includes" and "including" are not limiting; a reference to any agreement or other contract includes past and future permitted supplements, amendments, modifications and restatements thereto or thereof; a reference to an Article, Section, paragraph or other subdivision is a reference to an Article, Section, paragraph or other subdivision of this Agreement; a reference to any law includes any amendment or modification to such law and any rules and regulations promulgated thereunder; a reference to a Person includes its permitted successors and assigns; any right may be exercised at any time and from time to time; and, except as otherwise expressly provided therein, all obligations under any agreement or other contract are continuing obligations throughout the term of such agreement or contract.

  THE CREDITS

    Commitments to Lend.

      The Bank agrees, on the terms and conditions set forth herein, to make Revolving Credit Advances to the Borrower from time to time before the Termination Date of the Revolving Credit Commitment; provided that, immediately after each such Revolving Credit Advance is made, the aggregate principal amount of outstanding Revolving Credit Advances shall not exceed $10,000,000.00 (as such figure may be reduced from time to time as provided in this Agreement, the "Revolving Credit Commitment"). Each Borrowing under this Section shall be in an aggregate principal amount of $500,000 or any larger multiple of $100,000 (except that any such Borrowing may be in the amount of the Unused Commitment). Within the foregoing limits, the Borrower may borrow under this Section, repay Revolving Credit Advances and reborrow under this Section at any time before the Termination Date of the Revolving Credit Commitment. The Bank shall have no obligation to advance funds in excess of the amount of the Revolving Credit Commitment.

      The Bank agrees, on the terms and conditions set forth herein and in accordance with the provisions of the FMA Agreement, to make Line of Credit Advances to the Borrower from time to time before the Termination Date of the Line of Credit Commitment; provided that, immediately after each such Line of Credit Advance is made, the aggregate principal amount of outstanding Line of Credit Advances shall not exceed (a) the lesser of $9,000,000.00 (as such figure may be reduced from time to time as provided in this Agreement, the "Line of Credit Commitment") or (b) the Borrowing Base. Each Borrowing under this Section shall be in an aggregate principal amount in accordance with the FMA Agreement. Within the foregoing limits, the Borrower may borrow under this Section, repay Line of Credit Advances and reborrow under this Section at any time before the Termination Date of the Line of Credit Commitment. The Bank shall have no obligation to advance funds in excess of the amount of the Line of Credit Commitment or the Borrowing Base.

    Method of Borrowing.

      With respect to Line of Credit Advances, the Bank shall make Line of Credit Advances pursuant to the terms of the FMA Agreement and by no other method.

      With respect to Revolving Credit Advances, the Borrower shall give the Bank notice (a "Notice of Borrowing") at least two Euro-Dollar Business Days before each Euro-Dollar Borrowing, specifying:

        the date of such Borrowing, which shall be a Euro-Dollar Business Day, and the aggregate amount of such Borrowing.

      A Notice of Borrowing, once given, shall be irrevocable. The Bank shall be entitled to rely on any telephonic Notice of Borrowing which it believes in good faith to have been given by a duly authorized officer or employee of the Borrower and any Advances made by the Bank based on such telephonic notice shall, when credited by the Bank to the regular deposit account maintained by the Borrower with the Bank, be an Advance for all purposes hereunder. Not later than 2:00 p.m., Spartanburg, South Carolina time, on the date specified for the Borrowing in the Notice of Borrowing, the Bank shall credit, in immediately available funds, the amount of such Borrowing to the regular deposit account maintained by the Borrower with the Bank.

      If the Bank makes a new Advance hereunder on a day on which the Borrower is to repay all or any part of an outstanding Advance, the Bank shall apply the proceeds of its new Advance to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by the Bank to the Borrower as provided in subsection (c) of this Section, or remitted by the Borrower to the Bank as provided in Section 2.11, as the case may be.

      Notwithstanding anything to the contrary contained in this Agreement, no Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived.

    Notes. The Revolving Credit Advances shall be evidenced by a single Revolving Credit Note payable to the order of the Bank for the account of its Lending Office in an amount equal to the original principal amount of the Bank's Revolving Credit Commitment. The Line of Credit Advances shall be evidenced by a single Line of Credit Note payable to the order of the Bank for the account of its Lending Office in an amount equal to the original principal amount of the Bank's Line of Credit Commitment.

    Maturity of Advances.  If not sooner paid, each Advance shall mature, and the principal amount thereof with all accrued but unpaid interest and fess shall be due and payable, on the applicable Termination Date.

      Upon written request of the Borrower, which shall be made in writing and delivered to the Bank on a Domestic Business Day no more than 90 days and no fewer than 60 days prior to the then existing Termination Date the Bank in its sole and absolute discretion may (but shall not be obligated to) extend the then effective Termination Date of either Commitment for a period of 365 days. The terms of any extension of the Termination Date of either Commitment shall be independently negotiated between the Borrower and the Bank at the time of the extension request, provided that the terms of the extension may be the same as those in effect prior to any extension should the Borrower and the Bank so agree; provided, further, that should the terms of the extension be other than those in effect prior to the extension, then the Loan Documents shall be amended to the extent necessary to incorporate any such different terms.

    Interest Rates. "Applicable Margin" means:

      for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date 2.50%; and

      from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below based on the Leverage Ratio for the immediately preceding four (4) Fiscal Quarters ending immediately prior to such Performance Pricing Determination Date.

Leverage Ratio	Applicable Margin
less than 1.0 to 1.0	1.00%
greater than or equal to 1.0 to 1.0 but Less than or equal to 1.5 to 1.0	1.20%
greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0	1.50%
greater than 2.0 to 1.0 but less than or equal to 2.5 to 1.0	1.80%
greater than 2.5 to 1.0 but less than or equal to 3.0 to 1.0	2.15%
greater than 3.0 to 1.0 but less than or equal to 3.5 to 1.0	2.50%
greater than 3.5 to 1.0 but less than or equal to 4.0 to 1.0	2.85%
greater than 4.0 to 1.0	3.20%

      In determining interest for purposes of this Section 2.05 and fees for purposes of Section 2.06, the Borrower and the Bank shall refer to the Borrower's most recent consolidated quarterly and annual (as the case may be) financial statements delivered pursuant to Section 5.01(a) or (b), as the case may be. If such financial statements require a change in interest pursuant to this Section 2.05 or fees pursuant to Section 2.06, the Borrower shall deliver to the Bank, along with such financial statements, a notice to that effect, which notice shall set forth in reasonable detail the calculations supporting the required change. The "Performance Pricing Determination Date" is the date which is 45 days after the end of each Fiscal Quarter, other than the fourth Fiscal Quarter, which shall be the 90th day after the end of the fourth Fiscal Quarter. Any such required change in interest and fees shall become effective on the first day of the month in which such Performance Pricing Determination Date falls, and shall be in effect until the next Performance Pricing Determination Date, provided that no fees or interest shall be decreased pursuant to this Section 2.05 or Section 2.06 if a Default is in existence on the Performance Pricing Determination Date.

      Each Revolving Credit Advance shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the sum of the Applicable Margin plus the One-Month LIBOR Rate. Each Line of Credit Advance shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the sum of the Applicable Margin plus Monthly LIBOR Index. Such interest shall be due and payable monthly in arrears on each Payment Date. Any overdue principal of and, to the extent permitted by law, overdue interest on any Advance shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the Default Rate.

      The Bank shall determine each interest rate applicable to the Advances hereunder. The Bank shall give prompt notice to the Borrower by telecopier of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

      After the occurrence and during the continuance of an Event of Default, the principal amount of the Advances (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Bank, bear interest at the Default Rate.

    Commitment Fee. The Borrower shall pay to the Bank, a commitment fee, calculated in the manner provided in the last paragraph of Section 2.05(a)(ii), on the average daily amount of the Unused Commitment at a rate per annum equal to: (i) for the period commencing on the Closing Date to and including the first Performance Pricing Determination Date, .250%; and (ii) from and after the first Performance Pricing Determination Date, the percentage determined on each Performance Pricing Determination Date by reference to the table set forth below and the Leverage Ratio for the immediately preceding four (4) Fiscal Quarters prior to such Performance Pricing Determination Date:

Leverage Ratio	Commitment Fee
less than 1.0 to 1.0	.100%
equal to or greater than 1.0 to 1.0 but less than or equal to 1.5 to 1.0	.120%
greater than 1.5 to 1.0 but less than or equal to 2.0 to 1.0	.150%
greater than 2.0 to 1.0 but less than or equal to 2.5 to 1.0	.180%
greater than 2.5 to 1.0 but less than or equal to 3.0 to 1.0	.215%
greater than 3.0 to 1.0 but less than or equal to 3.5 to 1.0	.250%
greater than 3.5 to 1.0 but less than or equal to 4.0 to 1.0	.285%
greater than 4.0 to 1.0	.320%

    Such Commitment Fees shall accrue from and including the Closing Date to but excluding the Termination Date with respect to each Commitment and shall be payable by the Borrower quarterly in arrears on (i) the tenth day of each January, April, July and October, commencing on the first of such dates after the date hereof, provided if such day is not a Domestic Business Day, the Commitment Fee shall be paid on the next succeeding Domestic Business Day, and (ii) on the Termination Date with respect to each Commitment (whether by termination of either Commitment as provided in Section 2.07 or Section 2.08, refinancing of the Advances or otherwise).

    Optional Termination or Reduction of Commitment. The Borrower may, upon at least three Domestic Business Days' notice to the Bank, terminate either Commitment at any time, or reduce either Commitment from time to time by an aggregate minimum amount of at least $500,000 or an integral multiple of $100,000 in excess thereof. If either Commitment is so reduced, such reduction shall be accounted for in determining the fees due under Section 2.06. If either Commitment is so terminated in its entirety, all accrued fees (as provided under Section 2.06) shall be payable on the effective date of such termination. A notice of reduction or termination of either Commitment hereunder, once given, shall not thereafter be revocable by the Borrower.

    Mandatory Reduction and Termination of Commitment. Each Commitment shall terminate and the unpaid principal balance and all accrued and unpaid interest on the respective Note will be due and payable upon the first of the following dates or events to occur: (i) acceleration of the maturity of such Note in accordance with the remedies contained in Section 7.02; (ii) the Borrower's termination of such Commitment pursuant to Section 2.07; (iii) upon the expiration of such Commitment on the Termination Date applicable to such Commitment; or (iv) with respect to the Line of Credit Commitment, any other such date in accordance with the terms of the FMA Agreement. From and after the date of such termination, no Advances shall be made with respect to such Commitment.

    Mandatory Prepayments.

                  On each date on which either Commitment is reduced pursuant to Section 2.07 or Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Advances made with respect to such Commitment, if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of such outstanding Advances does not exceed the aggregate amount of such Commitment as then reduced.

                  On each date on which the Borrowing Base is reduced, the Borrower shall repay or prepay such principal amount of the outstanding Advances if any (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the outstanding Advances does not exceed the aggregate amount of the Borrowing Base as then reduced.

    General Provisions Concerning Payments.

                  All payments of principal of, or interest on, the Notes and of the Commitment Fee, shall be made in Federal or other funds immediately available to the Bank at its office in Spartanburg, South Carolina not later than 2:00 p.m., Spartanburg, South Carolina time. Funds received after 2:00 p.m., Spartanburg, South Carolina time, shall be deemed to have been paid on the next following Domestic Business Day.

                  Whenever any payment of principal of, or interest on, the Advances shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

    Computation of Interest and Fees. Interest on Advances shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each calendar month from and including the first day thereof to but excluding the last day thereof. The Commitment Fee shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

  CHANGE IN CIRCUMSTANCES; COMPENSATION

    Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any calendar month:

        the Bank determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such calendar month, or the Bank determines that the London Interbank Offered Rate as determined by the Bank will not adequately and fairly reflect the cost to the Bank of funding Advances for such calendar month,

    the Bank shall forthwith give notice thereof to the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, any future Borrowings shall instead be made at the Prime Rate or such other interest rate as may be agreed to in writing by the Borrower and the Bank.

    Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such authority, bank or agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for the Bank (or its Lending Office) to make, maintain or fund its Advances and the Bank shall so notify the Borrower, whereupon until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Bank to make Advances shall be suspended. Before giving any notice pursuant to this paragraph, the Bank shall designate a different Lending Office if able to do so and if such designation will avoid the need for giving such notice and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Advances to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Advance, together with accrued interest thereon. Concurrently with prepaying each such Advance, the Borrower shall borrow an Advance in an equal principal amount from the Bank bearing interest at the Prime Rate or such other interest rate as may be agreed to in writing by the Borrower and the Bank and the Bank shall make such an Advance.

    Increased Cost and Reduced Return.

      If after the date hereof, a Change of Law or compliance by the Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:

        shall subject the Bank (or its Lending Office) to any tax, duty or other charge with respect to its Advances, the Notes or its obligation to make or maintain Advances, or shall change the basis of taxation of payments to the Bank (or its Lending Office) of the principal of or interest on its Advances or any other amounts due under this Agreement in respect of its Advances or its obligation to make or maintain Advances (except for changes in the rate of tax on the overall net income of the Bank or its Lending Office imposed by the jurisdiction in which the Bank's principal executive office or Lending Office is located); or

        shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Advance any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, the Bank (or its Lending Office); or

        shall impose on the Bank (or its Lending Office) or the London interbank market any other condition affecting its Advances, its Notes or its obligation to make or maintain Advances;

      and the result of any of the foregoing is to increase the cost to the Bank (or its Lending Office) of making or maintaining any Advance, or to reduce the amount of any sum received or receivable by the Bank (or its Lending Office) under this Agreement or under either Note with respect thereto, by an amount deemed by the Bank to be material, then, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction.

      If the Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by the Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on the Bank's capital as a consequence of its obligations under this Agreement with respect to any Advance to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's policies with respect to capital adequacy) by an amount deemed by the Bank to be material, then from time to time, within 15 days after demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such reduction.

      The Bank will promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle the Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. A certificate of the Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Bank may use any reasonable averaging and attribution methods.

      The provisions of this Section shall be applicable with respect to any Participant in, or Assignee or other Transferee of, the obligations of the Borrower hereunder to the Bank, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee.

    Compensation. Upon the request of the Bank, delivered to the Borrower, the Borrower shall pay to the Bank such amount or amounts as shall compensate the Bank for any loss, cost or expense incurred by the Bank as a result of:

      any mandatory payment or prepayment (pursuant to Section 3.02 or otherwise) of an Advance on a date other than the last day of the calendar month for such Advance; or

      any failure by the Borrower to prepay an Advance on the date for such prepayment specified in the relevant notice of prepayment of or notice of reduction of either Commitment hereunder, as the case may be; or

      any failure by the Borrower to borrow a Revolving Credit Advance on the date for the Borrowing specified in the applicable Notice of Borrowing delivered pursuant to Section 2.02;

  such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed, for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current calendar month for such Advance (or, in the case of a failure to prepay or borrow, the calendar month for such Advance which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Advance provided for herein over (y) the amount of interest (as reasonably determined by the Bank) the Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

  CONDITIONS TO BORROWINGS

    Conditions to First Borrowing. The obligation of the Bank to make an Advance on the occasion of the first Borrowing is subject to the satisfaction of the conditions set forth in Section 4.02 and the following additional conditions:

      receipt by the Bank from the Borrower of duly executed counterparts of this Agreement and the FMA Agreement, each signed by the Borrower;

      receipt by the Bank of the duly executed Notes complying with the provisions of Section 2.03;

      receipt by the Bank of an opinion of counsel of Haynsworth, Sinkler Boyd, P.A. counsel for the Borrower, in form and substance satisfactory to the Bank, and covering such additional matters relating to the transactions contemplated hereby as the Bank may reasonably request;

      receipt by the Bank of a certificate, dated the date of the first Borrowing, signed by a principal financial officer of the Borrower to the effect that (i) no Default hereunder has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article V are true on and as of the date of the first Borrowing hereunder;

      receipt by the Bank of all documents which the Bank may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Bank, including without limitation a certificate of incumbency of the Borrower, signed by the Secretary or an Assistant Secretary of the Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) the Borrower's Certificate of Incorporation, (ii) the Borrower's Bylaws, (iii) a certificate of the Secretary of State (or other appropriate office) of the jurisdiction of the Borrower's incorporation as to the good standing of the Borrower as a corporation of such jurisdiction, and (iv) borrowing resolutions; and

      receipt by the Bank of an executed subordination agreement in form and substance satisfactory to the Bank, pursuant to which the Debt of the Borrower to Metchem, Inc. is subordinated to all obligations of the Borrower to the Bank under this Agreement and the Notes; and

      receipt by the Bank from the Borrower of payment of all fees due and owing to the Bank from the Borrower, including but not limited to (a) the commitment fee of $5,000 as set forth in the letter agreement between the Borrower and the Bank dated June 28, 2001 and (b) the amendment fee of $2,500 as set forth in the letter agreement between the Borrower and the Bank dated November 19, 2001.

    Conditions to All Borrowings. The obligation of the Bank to make an Advance on the occasion of each Borrowing is subject to the satisfaction of the following conditions:

      receipt by the Bank of Notice of Borrowing as required by Section 2.02;

      the fact that, immediately after such Borrowing, no Default shall have occurred and be continuing;

      the fact that the representations and warranties of the Borrower contained in Article V shall be true on and as of the date of such Borrowing; and

      the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Advances will not exceed the amount of the Commitment under which such Advances are made.

  Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section; provided that such Borrowing shall not be deemed to be such a representation and warranty to the effect set forth in Section 5.04(b) as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Bank if the aggregate outstanding principal amount of the Advances immediately after such Borrowing will not exceed the aggregate outstanding principal amount of Advances immediately before such Borrowing.

  REPRESENTATIONS AND WARRANTIES

  The Borrower represents and warrants that:

    Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for jurisdictions, individually or in the aggregate, where the failure to be so qualified or licensed would not materially adversely affect its business as it is presently being conducted, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

    Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

    Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

    Financial Information.

      The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 30, 2000, and the related consolidated statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Ernst & Young, copies of which have been delivered to the Bank, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such period stated.

      Since the end of the 3rd Fiscal Quarter of the current Fiscal Year, there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries.

    Litigation. Except as disclosed in the Borrower's consolidated financial statements referred to in Section 5.04, there is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, or which in any manner draws into question the validity of, or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

    Compliance with ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

      Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.

    Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.

    Subsidiaries. Each of the Borrower's Subsidiaries (a complete list of which is attached hereto as Schedule 5.08) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or limited partnership, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for jurisdictions, individually or in the aggregate, where the failure to be so qualified or licensed would not materially adversely affect its business as it is presently being conducted.

    Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

    Consolidated Debt. Except for the obligations of the Borrower under this Agreement and except for reimbursement obligations of the Borrower under letters of credit which in the aggregate do not exceed $100,000.00, all Debt of the Borrower and its Consolidated Subsidiaries is disclosed in the financial information referred to in Section 5.04 and on Schedule 5.10 attached hereto.

    No Investments. Neither the Borrower nor any of its Consolidated Subsidiaries has made any Investments except as disclosed in the financial information referred to in Section 5.04.

    Ownership of Property; Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of the Borrower's Accounts or Inventory is subject to any Lien except Permitted Liens.

    No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which will be materially adverse to the business, operations, property or financial or other condition of the Borrower and its Consolidated Subsidiaries, or which will materially adversely affect the ability of the Borrower to perform its obligations under the Loan Documents. No Default has occurred and is continuing.

    Full Disclosure. All information heretofore furnished by the Borrower to the Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified.

    Compliance with Laws; Environmental Matters.

      Except as previously disclosed to the Bank, and except to the extent that the failure to comply would not materially interfere with the conduct of the business of the Borrower and its Subsidiaries, each of the Borrower and its Subsidiaries have complied with all applicable Laws with respect to: (i) any restrictions, specifications, or other requirements pertaining to products that it manufactures and sells or the services it performs; (ii) the conduct of its business; and (iii) the ownership, use, maintenance, and operation of its Properties and other property (whether real, personal or mixed) owned or leased by it in the conduct of its business.

      Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which is likely to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower or any of its Subsidiaries. Except as disclosed in Schedule 5.15, neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. Except as disclosed in Schedule 5.15, none of the Properties have been identified on any current or proposed (i) National Priorities List under 40 C.F.R. para. 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

    First Priority Liens. This Agreement, together with the Security Documents, will create valid, perfected, first-priority security interests in the Collateral, in each case enforceable against the Borrower and securing the payment of all obligations purported to be secured thereby.

  COVENANTS

  The Borrower agrees that, so long as either Commitment is in effect hereunder or any amount payable under this Agreement remains unpaid, unless the Bank otherwise consents in writing:

    Information. The Borrower will deliver to the Bank:

      as soon as available and in any event within 90 days after the end of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by Ernst & Young or other independent public accountants of nationally recognized standing, with such certification to be free of exceptions and qualifications not acceptable to Bank;

      as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such quarter and the related statement of income and statement of cash flows for such quarter and for the portion of the Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous Fiscal Year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

      simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail calculations required to establish whether the Borrower was in compliance with the requirements of Sections 6.03, 6.04, 6.05, 6.06 and 6.07 on the date of such financial statements, and (ii) stating that nothing has come to his attention to cause him to believe that any Default existed on the date of such financial statements;

      within five (5) Domestic Business Days after the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

      promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

      if and when any member of the Controlled Group (i) gives or is required to give notice to the PBGC of any Reportable Event with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such Reportable Event, a copy of the notice of such Reportable Event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice;

      within fifteen (15) Domestic Business Days after the end of each Period, a Borrowing Base Certificate certified by a principal financial officer of the Borrower; and

      from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Bank may reasonably request.

    Inspection of Property, Books and Records. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles shall be made of all dealings and transactions in relation to its business and activities; and will permit, and will cause each Subsidiary to permit, representatives of the Bank at the Bank's expense prior to the occurrence of an Event of Default and at the Borrower's expense after the occurrence of an Event of Default to visit and inspect any of their respective Properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

    Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth will at no time be less than $36,000,000 plus forty percent (40%) of the cumulative Consolidated Net Income of the Borrower and its Consolidated Subsidiaries during any period after March 31, 2001 (taken as one accounting period), calculated quarterly but excluding from such calculations any quarter in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative.

    Interest Coverage Ratio. The Interest Coverage Ratio shall at no time be less than (a) 3.5 to 1.0 for the four-quarter period ending December 31, 2001 and (b) 2.6 to 1.0 for the four-quarter period ending on March 31, 2002.

    Capital Expenditures. Capital Expenditures will not exceed in the aggregate in any Fiscal Year the sum of $5,000,000; provided that after giving effect to the incurrence of any Capital Expenditures permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement. For purposes of this Section 6.05 only, any assets acquired by the Borrower in connection with the Borrower's acquisition of Global Chemical Solutions, Inc. shall not included in calculating Capital Expenditures. In the event Capital Expenditures in any Fiscal Year are less than $5,000,000, the balance may be carried over and spent in the following Fiscal Year.

    Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or allow to exist any Lien on any asset (tangible or intangible) now owned or hereafter acquired by it, except Permitted Liens.

    Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate or limited partnership existence, as applicable and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

    Sales of Notes Receivables or Accounts. The Borrower will not, nor will it permit any Subsidiary to, discount, sell or otherwise dispose of any of its notes receivable or Accounts except to the Bank.

    Consolidations, Mergers and Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, or sell or otherwise transfer all or any substantial part of their assets to, any other Person, provided that Subsidiaries of the Borrower may merge with or transfer assets to one another, and Subsidiaries of the Borrower may merge with or transfer assets to the Borrower provided, in the case of a merger, the Borrower is the corporation surviving such merger.

    Use of Proceeds. No portion of the proceeds of the Advances will be used by the Borrower (i) in connection with any tender offer for, or other acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, unless such tender offer or other acquisition is to be made on a negotiated basis with the approval of the Board of Directors of the Person to be acquired, and no other provision of this Agreement would be violated, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

    Compliance with Laws; Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which, if requested by the Bank, the Borrower will set up reserves satisfactory to the Bank.

    Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

    Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets which are necessary for use in the Borrower's business in good condition, repair and working order, ordinary wear and tear excepted.

    Environmental Matters. The Borrower and each Subsidiary will conduct its business in compliance with all applicable Environmental Requirements. The Borrower shall furnish to the Bank prompt written notice of any Environmental Liability which is likely to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower or any of its Subsidiaries. The Borrower shall furnish to the Bank prompt written notice of any pending Environmental Proceeding, or any Environmental Judgments and Orders, which in the opinion of Borrower is likely to have a material adverse effect on the business, financial position, results of operations or prospects of the Borrower or any of its Subsidiaries.

    Executive Officers. The Borrower shall not make any material change in its executive officers, except for changes which result from orderly management succession or from death or long-term disability of such officers.

    Depository Relationship. The Borrower shall maintain a principal depository relationship with the Bank.

    Additional Debt. The Borrower shall not directly or indirectly issue, assume, create, incur or suffer to exist any Debt except for: (a) business expenses, trade accounts payable or accrued in the ordinary course of business (provided that the same shall be paid substantially when due in accordance with customary trade terms unless contested by appropriate proceedings), and Debt (other than for borrowed money) incurred in the ordinary course of business; (b) Debt incurred in the form of letters of credit obtained in connection with the purchase of Inventory in the ordinary course of business; (c) Debt secured by Permitted Liens; and (d) Debt incurred in connection with deferred compensation and similar agreements; and (e) Debt to the Bank; provided, however, that the aggregate outstanding principal amount of Debt permitted under clauses (a) and (c) above shall not at any time exceed $100,000 in any Fiscal Year.

    Collateral.

      All Inventory included in the Borrowing Base shall at all times be Eligible Inventory as defined in this Agreement.

      The Borrower will notify the Bank ten (10) days in advance of any change in the location of any of its places of business or of the establishment of any new, or the discontinuance of any existing, place of business or of the locations at which any of the Collateral is kept.

      If requested by the Bank, the Borrower will furnish to the Bank written reports, in addition to the other reports and certificates required of the Borrower under this Agreement containing such information regarding the Collateral as the Bank may specify. Such reports shall be furnished by the Borrower to the Bank monthly, if required by the Bank.

      If any Inventory, in excess of $100,000 in the aggregate in any fiscal year is returned to or repossessed by the Borrower, the Borrower shall promptly report any such return or repossession to the Bank in writing and, if within three (3) Business Days after receipt by the Bank of such written report, the Bank fails to issue specific instructions to the Borrower concerning such Inventory, the Borrower shall have the right to dispose of such Inventory in accordance with sound business practices; subject, however, to the Bank's security interest in such Collateral and in any proceeds arising from the disposition of such Inventory.

  DEFAULTS

    Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default by the Borrower under this Agreement:

      the Borrower shall fail to pay when due any principal of any Advance or shall fail to pay any interest on any Advance within five (5) Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within thirty (30) days after such fee or other amount becomes due; or

      the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) above) for thirty (30) days after the earlier of (i) the first day on which a responsible officer of the Borrower has knowledge of such failure, or (ii) written notice thereof has been given to the Borrower by the Bank; or any subordination agreement in favor of the Bank in respect of Intercompany Debt shall cease to be in full force and effect or any party thereto (other than the Bank) shall disaffirm or fail to perform its obligations thereunder; or

      any representation, warranty, certification or statement made by the Borrower in Article V or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made); or

      the Borrower or any Subsidiary shall fail to make any payment in respect of Debt outstanding (other than the Notes) when due or within any applicable grace period; or

      any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding of the Borrower or any Subsidiary or the purchase of such Debt by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt or any Person acting on such holders' behalf to accelerate the maturity thereof or require the purchase thereof by the Borrower (or its designee) or such Subsidiary (or its designee) prior to the scheduled maturity thereof, without regard to whether such holders or other Person shall have exercised or waived their right to do so; or

      the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

      an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

      the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or the Borrower or any other member of the Controlled Group shall enter into, contribute or be obligated to contribute to, terminate or incur any withdrawal liability with respect to, a Multiemployer Plan; or

      one or more judgments or orders for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Borrower or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 60 days; or

      a federal tax lien shall be filed against the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 60 days after the date of filing; or

      any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of the voting stock of the Borrower; or as of any date a majority of the Board of Directors of the Borrower consists of individuals who were not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

      if any provision of this Agreement, any Note, any Security Document or other Loan Document shall for any reason cease to be valid and binding on Borrower or any Subsidiary, or Borrower or any Subsidiary shall deny or disaffirm its obligations thereunder;

      if any Security Document shall for any reason cease to create a valid and perfected first priority security interest (subject to the existence of Liens permitted under this Agreement or any other Loan Document) in any of the Collateral purported to be encumbered thereby;

      an event of default shall occur and be continuing under any Security Document and such default or event of default continues beyond any applicable cure or grace period provided in such Security Document;

      the occurrence of any default under any other document evidencing any indebtedness, liability, loan or obligation whatsoever of Borrower to the Bank; or

    Remedies on Default. Upon the occurrence of an Event of Default, the Bank may, by notice to the Borrower, terminate both Commitments which shall thereupon terminate, and by notice to the Borrower declare both Notes (together with accrued interest thereon) to be, and both Notes and all outstanding Advances shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that if any Event of Default specified in clause (f) or (g) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Bank, both Commitments shall thereupon terminate and both Notes and all outstanding Advances (together with accrued interest thereon) and fees shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

    Security Interest; Offset. In addition to, and not in limitation of, all rights of offset that the Bank or other holder of the Notes may have under applicable law, the Borrower hereby grants to the Bank, and to each Participant, Assignee or other Transferee, as security for the full and punctual payment and performance of the obligations to pay to the Bank the principal of and interest on the Advances and other amounts due hereunder, a continuing lien on and security interest in all deposits and other sums credited by or due from the Bank (or such Participant, Assignee or other Transferee) to the Borrower or subject to withdrawal by the Borrower; and regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, the Bank (and each such Assignee and, to the extent permitted by applicable law, each such Participant and other Transferee) may, at any time after the occurrence of an Event of Default and without notice to the Borrower, set off the whole or any portion or portions of any or all such deposits and other sums against the amounts owing under this Agreement and the Notes, whether or not any other Person or Persons could also withdraw money therefrom.

  MISCELLANEOUS

    Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth below or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other party:

      If to the Borrower:

      Synalloy Corporation
      2155 West Croft Circle
      Spartanburg, South Carolina 29302
      Attention: Mr. Greg M. Bowie, Vice President of Finance
      Fax number: 803-596-1501

      If to the Bank:

    Wachovia Bank, N.A.
    101 N. Pine Street
    Spartanburg, South Carolina 29302
    Attention: Mr. John Verreault
    Fax number: 864-596-4540

    Each such notice, request or other communication shall be effective (i) if given by facsimile, upon confirmed receipt, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Bank under Article II or Article III shall not be effective until received.

    No Waivers. No failure or delay by the Bank in exercising any right, power or privilege hereunder or under the Notes shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

    Expenses; Documentary Taxes. The Borrower shall pay (i) all out-of-pocket expenses of the Bank, including fees and disbursements of counsel for the Bank, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or any amendment hereof or any actual or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Bank, including fees and disbursements of counsel, in connection with such Event of Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

    Amendments and Waivers. Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Bank.

    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

    Confidentiality. The Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from any one other than persons employed or retained by the Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Advances; provided, however, that nothing herein shall prevent the Bank from disclosing such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Bank, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Bank or their respective Affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Bank's legal counsel and independent auditors and (vii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section.

    Interest Limitation. Notwithstanding any other term of this Agreement, the Notes or any other Loan Document, the maximum amount of interest which may be charged to or collected from any person liable hereunder or under the Notes by the Bank shall be absolutely limited to, and shall in no event exceed, the maximum amount or interest which could lawfully be charged or collected under applicable law (including, to the extent applicable, the provisions of section 5197 of the Revised Statutes of the United States of America, as amended, 12 U.S.C. para. 85, as amended), so that the maximum of all amounts constituting interest under applicable law, howsoever computed, shall never exceed as to any Person liable therefor such lawful maximum, and any term of this Agreement, the Notes or any other Loan Document which could be construed as providing for interest in excess of such lawful maximum shall be and hereby is made expressly subject to and modified by the provisions of this paragraph.

    Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the law of the State of South Carolina. This Agreement and the Notes are intended to be effective as instruments executed under seal.

    Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    Consent to Jurisdiction. The Borrower (a) submits to personal jurisdiction in the State of South Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (b) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of South Carolina for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (c) agrees that service of process may be made upon it in the manner prescribed in Section 8.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Bank from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

    Severability. If any provisions of this Agreement shall be held invalid under any applicable laws, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision, and, to this end, the provisions hereof are severable.

    Captions. Captions in this Agreement are for the convenience of reference only and shall not affect the meaning or interpretation of the provisions hereof.

  [SIGNATURE PAGES FOLLOW]

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the year and day first above written.

  BORROWER:

  SYNALLOY CORPORATION

  ATTEST:

  --------------------------                         By:---------------------------------

  Secretary Title:------------------------------

  [CORPORATE SEAL]

  BANK:

  Lending Office WACHOVIA BANK, N.A.

  101 N. Pine Street

  Spartanburg, South Carolina 29302

  By:---------------------------------

  Title: ----------------------------

  EXHIBIT A-1

  LINE OF CREDIT NOTE

  $9,000,000 December 31, 2001

  FOR VALUE RECEIVED, the undersigned SYNALLOY CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK, N.A., a national banking association (together with its endorsees, successors and assigns, the "Bank"), the principal sum of NINE MILLION and No/100th DOLLARS ($9,000,000) or such lesser amount as shall equal the unpaid principal amount of each Line of Credit Advance made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the rate or rates as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other funds immediately available at the principal office of the Bank located at Spartanburg, South Carolina, or at such other location as the holder of this Note may designate in writing.

  This Note evidences indebtedness in respect of Line of Credit Advances made under, is the Line of Credit Note referred to in and issued pursuant to, and is subject to the terms and provisions of, the Credit Agreement, dated as of even date herewith between the Borrower and the Bank (as the same may be so modified, amended, supplemented or restated, the "Credit Agreement") to which Agreement reference is hereby made for a statement of said terms and provisions. This Note is entitled to the benefits of the Credit Agreement. Any term used herein that is defined in the Credit Agreement shall have the meaning afforded it in the Credit Agreement when used herein.

  Upon the occurrence and during the continuation of any Event of Default, the Bank may terminate its Line of Credit Commitment and declare the entire unpaid principal balance advanced hereunder and all accrued interest to be immediately due and payable in the manner and with the effect provided in the Credit Agreement, and may thereafter exercise any of the remedies referred to in the Credit Agreement or existing under applicable law.

  This Note may be prepaid in whole or in part only on the terms and conditions set forth in the Credit Agreement.

  TIME IS OF THE ESSENCE OF THIS CONTRACT. In addition and not in limitation of the foregoing and the provisions of the Credit Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings.

  This Note shall be governed by and construed under the internal laws of the State of South Carolina, without giving effect to principles of conflicts of laws. This Note is intended to be effective as an instrument executed under seal.

  PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

  Executed under hand and seal of the Borrower on the date first above written.

ATTEST: -------------------- Secretary [CORPORATE SEAL]	SYNALLOY CORPORATION By: ---------------------- Name: ------------------- Title: --------------------

  EXHIBIT A-2

  REVOLVING CREDIT NOTE

  $10,000,000 December 31, 2001

  FOR VALUE RECEIVED, the undersigned SYNALLOY CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK, N.A., a national banking association (together with its endorsees, successors and assigns, the "Bank"), the principal sum of TEN MILLION and No/100th DOLLARS ($10,000,000) or such lesser amount as shall equal the unpaid principal amount of each Revolving Credit Advance made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the rate or rates as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other funds immediately available at the principal office of the Bank located at Columbia, South Carolina, or at such other location as the holder of this Note may designate in writing.

  This Note evidences indebtedness in respect of Revolving Credit Advances made under, is the Revolving Credit Note referred to in and issued pursuant to, and is subject to the terms and provisions of, the Credit Agreement, dated as of even date herewith between the Borrower and the Bank (as the same may be so modified, amended, supplemented or restated, the "Credit Agreement") to which Agreement reference is hereby made for a statement of said terms and provisions. This Note is entitled to the benefits of the Credit Agreement. Any term used herein that is defined in the Credit Agreement shall have the meaning afforded it in the Credit Agreement when used herein.

  Upon the occurrence and during the continuation of any Event of Default, the Bank may terminate its Revolving Credit Commitment and declare the entire unpaid principal balance advanced hereunder and all accrued interest to be immediately due and payable in the manner and with the effect provided in the Credit Agreement, and may thereafter exercise any of the remedies referred to in the Credit Agreement or existing under applicable law.

  This Note may be prepaid in whole or in part only on the terms and conditions set forth in the Credit Agreement.

  TIME IS OF THE ESSENCE OF THIS CONTRACT. In addition and not in limitation of the foregoing and the provisions of the Credit Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings.

  This Note shall be governed by and construed under the internal laws of the State of South Carolina, without giving effect to principles of conflicts of laws. This Note is intended to be effective as an instrument executed under seal.

  PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

  Executed under hand and seal of the Borrower on the date first above written.

ATTEST: --------------------Secretary [CORPORATE SEAL]	SYNALLOY CORPORATION By: ---------------------- Name: -------------------Title: --------------------

  EXHIBIT B

  [Reserved]

  SCHEDULE 5.08

  Subsidiaries

  [Borrower must update]

  Name Jurisdiction of Organization Percent Ownership

  (Direct and Indirect)

  Synalloy Metals, Inc. Tennessee 100%

  Metchem, Inc. Delaware 100%

  Manufacturers Soap

  & Chemical Company Tennessee 100%

  Whiting Metals, Inc. South Carolina 100%

  Synco International, Inc. Virgin Islands 100%

  Delmet, Inc. Delaware 100%

  Bristol Metals, L.P. Tennessee 100%

  Delsoap, Inc. Delaware 100%

  Manufacturers Chemical, L.P. Tennessee 100%

  SCHEDULE 5.10

  Intercompany Debt

  [Borrower must update]

  CREDIT FACILITY in principal amount of $60,000,000 dated as of March 1, 1996, between Synalloy Corporation, as Borrower and Metchem, Inc., as Lender.

  CREDIT FACILITY in principal amount of $30,000,000 dated as of March 12, 1996, between Bristol Metals, Inc. (subsequently assumed by Bristol Metals, L.P.), as Borrower and Metchem, Inc., as Lender.

  SCHEDULE 5.15

  [Borrower must update]

  A number of years ago, the Borrower transferred a quantity of waste by-products to a recycler in Georgia. This waste may have been disposed of at a Superfund site known as SoGreen.

  A Superfund action was brought against a number of companies who carried out remedial action at the site. These companies are now claiming contribution from many "potential responsible parties," including the Borrower. No action has been brought against the Borrower. Management of the Borrower does not believe the Borrower's by-products contributed to contamination of the site.

  LINE OF CREDIT NOTE

  $9,000,000 December 31, 2001

  FOR VALUE RECEIVED, the undersigned SYNALLOY CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK, N.A., a national banking association (together with its endorsees, successors and assigns, the "Bank"), the principal sum of NINE MILLION and No/100th DOLLARS ($9,000,000) or such lesser amount as shall equal the unpaid principal amount of each Line of Credit Advance made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the rate or rates as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other funds immediately available at the principal office of the Bank located at Spartanburg, South Carolina, or at such other location as the holder of this Note may designate in writing.

  This Note evidences indebtedness in respect of Line of Credit Advances made under, is the Line of Credit Note referred to in and issued pursuant to, and is subject to the terms and provisions of, the Credit Agreement, dated as of even date herewith between the Borrower and the Bank (as the same may be so modified, amended, supplemented or restated, the "Credit Agreement") to which Agreement reference is hereby made for a statement of said terms and provisions. This Note is entitled to the benefits of the Credit Agreement. Any term used herein that is defined in the Credit Agreement shall have the meaning afforded it in the Credit Agreement when used herein.

  Upon the occurrence and during the continuation of any Event of Default, the Bank may terminate its Line of Credit Commitment and declare the entire unpaid principal balance advanced hereunder and all accrued interest to be immediately due and payable in the manner and with the effect provided in the Credit Agreement, and may thereafter exercise any of the remedies referred to in the Credit Agreement or existing under applicable law.

  This Note may be prepaid in whole or in part only on the terms and conditions set forth in the Credit Agreement.

  TIME IS OF THE ESSENCE OF THIS CONTRACT. In addition and not in limitation of the foregoing and the provisions of the Credit Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings.

  This Note shall be governed by and construed under the internal laws of the State of South Carolina, without giving effect to principles of conflicts of laws. This Note is intended to be effective as an instrument executed under seal.

  PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

  Executed under hand and seal of the Borrower on the date first above written.

ATTEST: -------------------- Secretary [CORPORATE SEAL]	SYNALLOY CORPORATION By: ---------------------- Name: ------------------- Title: --------------------

  REVOLVING CREDIT NOTE

  $10,000,000 December 31, 2001

  FOR VALUE RECEIVED, the undersigned SYNALLOY CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of WACHOVIA BANK, N.A., a national banking association (together with its endorsees, successors and assigns, the "Bank"), the principal sum of TEN MILLION and No/100th DOLLARS ($10,000,000) or such lesser amount as shall equal the unpaid principal amount of each Revolving Credit Advance made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the rate or rates as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other funds immediately available at the principal office of the Bank located at Columbia, South Carolina, or at such other location as the holder of this Note may designate in writing.

  This Note evidences indebtedness in respect of Revolving Credit Advances made under, is the Revolving Credit Note referred to in and issued pursuant to, and is subject to the terms and provisions of, the Credit Agreement, dated as of even date herewith between the Borrower and the Bank (as the same may be so modified, amended, supplemented or restated, the "Credit Agreement") to which Agreement reference is hereby made for a statement of said terms and provisions. This Note is entitled to the benefits of the Credit Agreement. Any term used herein that is defined in the Credit Agreement shall have the meaning afforded it in the Credit Agreement when used herein.

  Upon the occurrence and during the continuation of any Event of Default, the Bank may terminate its Revolving Credit Commitment and declare the entire unpaid principal balance advanced hereunder and all accrued interest to be immediately due and payable in the manner and with the effect provided in the Credit Agreement, and may thereafter exercise any of the remedies referred to in the Credit Agreement or existing under applicable law.

  This Note may be prepaid in whole or in part only on the terms and conditions set forth in the Credit Agreement.

  TIME IS OF THE ESSENCE OF THIS CONTRACT. In addition and not in limitation of the foregoing and the provisions of the Credit Agreement, the Borrower further agrees to pay all expenses of collection, including reasonable attorneys' fees, if this Note shall be collected by law or through an attorney at law, or in bankruptcy, receivership or other court proceedings.

  This Note shall be governed by and construed under the internal laws of the State of South Carolina, without giving effect to principles of conflicts of laws. This Note is intended to be effective as an instrument executed under seal.

  PRESENTMENT, DEMAND, PROTEST AND NOTICE OF DISHONOR ARE HEREBY WAIVED BY THE BORROWER.

  Executed under hand and seal of the Borrower on the date first above written.

ATTEST: --------------------Secretary [CORPORATE SEAL]	SYNALLOY CORPORATION By: ---------------------- Name: ------------------- Title: --------------------

  SECURITY AGREEMENT

  THIS SECURITY AGREEMENT (this "Agreement"), dated as of December __, 2001, is by and between SYNALLOY CORPORATION, a Delaware corporation ("Synalloy"); SYNALLOY METALS, INC., a Tennessee corporation; MANUFACTURERS SOAP & CHEMICAL COMPANY, a Tennessee corporation; BRISTOL METALS, L.P., a Tennessee limited partnership; and MANUFACTURERS CHEMICALS, L.P., a Tennessee limited partnership; ORGANIC-PIGMENTS CORP., a North Carolina Corporation (collectively, the "Debtor") and WACHOVIA BANK, N.A., a national banking association together with endorsees, successors and assigns, ("Secured Party").

  R E C I T A L S:

  A. Synalloy has entered into that certain Credit Agreement dated of even date herewith with the Secured Party (such agreement as it may be amended or otherwise modified from time to time is referred to herein as the "Credit Agreement").

  B. The execution and delivery of this Agreement is required by the Credit Agreement as a condition to making extensions of credit thereunder.

  C. Terms defined in the Credit Agreement, and not otherwise defined herein, are used herein with their meanings as set forth in the Credit Agreement.

  NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the adequacy, receipt, and sufficiency of which are hereby acknowledged, and in order to induce Secured Party to make Advances pursuant to the Credit Agreement, the parties hereto hereby agree as follows:

  Definitions

    Definitions. As used in this Agreement, the following terms have the following meanings:

    "Account" means any "account," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include, without limitation, each of the following, whether now owned or hereafter acquired by Debtor: all rights of Debtor to payment for goods sold or leased, services rendered or the license of intellectual property, whether or not earned by performance; all Receivables of Debtor; all rights of Debtor to receive any payment of money or other form of consideration, including, without limitation, all "payment intangibles" (as defined in Article 9 of the UCC); all rights to brokerage commissions; and all "supporting obligations" (as defined in Article 9 of the UCC), including any applicable "letter of credit rights" (as defined in Article 9 of the UCC).

    "Chattel Paper" means any "chattel paper," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by Debtor.

    "Collateral" means and shall include (a) all Accounts; (b) all Inventory; (c) all of the right, title and interest of Debtor in and to the goods, General Intangibles, contract rights, Documents or other property represented by or securing any of the Accounts or Inventory; (d) all rights of all Debtor as an unpaid vendor or lienor, including stoppage in transit, replevin and reclamation; (e) all additional amounts due to Debtor from any Person, irrespective of whether such additional amounts have been specifically assigned to the Secured Party; (f) all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by or in transit to the Secured Party from or for any Debtor whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all deposits (general or special), balances, sum and credits with, and all claims of the Debtor against, the Secured Party at any time existing; (g) all books, records, ledger cards, customer lists and other property and General Intangibles at any time evidencing or relating to Accounts or Inventory ("Records"); (h) all rights to payment evidenced by Chattel paper or an Instrument other than notes referencing intercompany debt; and (i) all Proceeds and products of any of the foregoing in whatever form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing and cash, negotiable instruments and other Instruments for the payment of money, Chattel Paper, security agreements or other Documents.

    "Document" means any "document," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by Debtor, including, without limitation, all documents of title and all receipts covering, evidencing, or representing goods now owned or hereafter acquired by Debtor.

    "General Intangibles" means any "general intangible," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by Debtor.

    "Governmental Authority" means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

    "Instrument" means any "instrument," as such term is defined in Article 9 of the UCC, now owned or hereafter acquired by Debtor, and, in any event, shall include all promissory notes, drafts, bills of exchange, and trade acceptances, whether now owned or hereafter acquired by Debtor.

    "Inventory" means all "inventory'', as such term is defined in the UCC, now owned or hereafter acquired by Debtor, of every nature, type and description, wherever located, including, without limitation, all of Debtor's goods or personal property held for lease or sale or being processed for lease or sale, all raw materials, work in progress, finished goods, packaging materials, goods held for display or demonstration, goods on lease or consignment, returned and repossessed goods and all other materials or supplies used or consumed or to be used or consumed in Debtor's business or in the processing, packaging or shipping of the same, excluding any toxic, hazardous or radioactive material or any other material which may be disposed of lawfully only pursuant to a special permit or at a government approved facility, all documents including, without limitation, Documents of title, warehouse receipts and bills of lading covering all or any portion of such inventory, and all customer lists; and any and all Proceeds and products of any of the foregoing.

    "Lien" means any lien, mortgage, security interest, tax lien, financing statement, pledge, charge, hypothecation or other encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law or otherwise.

    "Obligations" shall mean and includes the "Obligations" as such term is defined in the Credit Agreement.

    "Person" means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, Governmental Authority or other entity.

    "Proceeds" means any "proceeds," as such term is defined in Article 9 of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or guaranty payable to Debtor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to Debtor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting, or purporting to act, for or on behalf of any Governmental Authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

    "Receivables" means all obligations of every kind at any time owing to the Debtor (whether now existing or hereafter arising, and whether classified under the UCC as accounts, instruments, contract rights, chattel paper, general intangibles, or otherwise), all Proceeds, all security and all Debtor' rights to goods or other property sold or leased which may be represented by such property.

    "Subsidiary" shall have the meaning ascribed to such term in the Credit Agreement.

    "UCC" means the Uniform Commercial Code as in effect in the State of South Carolina and/or any other jurisdiction the laws of which may be applicable to or in connection with the creation, perfection or priority of any Lien on any Collateral.

      Other Definitional Provisions. References to "Sections," "subsections," "Exhibits," and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. All references to statutes and regulations shall include any amendments of the same and any successor statutes and regulations. References to particular sections of the UCC should be read to refer also to parallel sections of the Uniform Commercial Code as enacted in each state or other jurisdiction where any portion of the Collateral is or may be located. Terms used herein, which are defined in the UCC, unless otherwise defined herein or in the Credit Agreement, shall have the meanings determined in accordance with the UCC.

  Security Interest

    Security Interest. As collateral security for the prompt payment and performance in full when due of the Obligations (whether at stated maturity, by acceleration, or otherwise), Debtor hereby pledges and assigns to Secured Party, and grants to Secured Party a continuing lien on and security interest in, all of Debtor's right, title, and interest in and to the Collateral, whether now owned or hereafter arising or acquired and wherever located. Notwithstanding anything to the contrary contained in this Agreement, the Obligations secured under this Agreement shall not exceed an aggregate amount equal to the greatest amount that would not render Debtor's indebtedness, liabilities or obligations under this Agreement subject to avoidance under Sections 544, 548 or 550 of the Federal Bankruptcy Code or subject to being set aside or annulled under any applicable state law relating to fraud on creditors; provided, however, that, for purposes of the immediately preceding clause, it shall be presumed that the Obligations secured hereunder do not equal or exceed any aggregate amount which would render Debtor's indebtedness, liabilities or obligations under this Agreement subject to being so avoided, set aside or annulled, and the burden of proof to the contrary shall be on the party asserting to the contrary. Subject to but without limiting the generality of the foregoing sentence, the provisions of this Agreement are severable and, in any legally binding action or proceeding involving any state corporate law or any bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights and general principles of equity, if the indebtedness, liabilities or obligations of Debtor hereunder would otherwise be held or determined to be void, invalid or unenforceable on account of the amount of its indebtedness, liabilities or obligations under this Agreement, then, notwithstanding any other provision of this Agreement to the contrary, the amount of such indebtedness, liabilities or obligations shall, without any further action by Debtor, Secured Party or any other Person, be automatically limited and reduced to the greatest amount which is valid and enforceable as determined in such action or proceeding.

    Debtor Remains Liable. Notwithstanding anything to the contrary contained herein, (a) Debtor shall remain liable under the documentation included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights or remedies hereunder shall not release Debtor from any of its duties or obligations under such documentation, (c) Secured Party shall not have any obligation under any of such documentation included in the Collateral by reason of this Agreement, and (d) Secured Party shall not be obligated to perform any of the obligations of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

  Representations and Warranties

  To induce Secured Party to enter into this Agreement and the Credit Agreement, Debtor represents and warrants as follows:

    Location of Collateral; Parties in Possession. On the date hereof, all Inventory Documents, Instruments, Records and other goods and information pertaining to the Collateral are located at the places specified in Schedule 3.1, except for Inventory held in leased space or on consignment which in the aggregate does not exceed $1,500,000. Except for the Persons identified on Schedule 3.1, no Person other than the Debtor, one or more of its Subsidiaries and the Secured Party has possession of any of the Collateral, except to the extent any deminimus Collateral is temporarily in the possession of a vendor or customer of Debtor in the ordinary course of business. None of the Collateral has been located in any location within the past four months other than as set forth on Schedule 3.1 for the Debtor or one or more of its Subsidiaries.

    Office Locations; Fictitious Names; Tax I.D. Number. On the date hereof, the principal place of business and the chief executive office of Debtor is identified on Schedule 3.3. Schedule 3.3 also sets forth all other places where Debtor keeps its books and records and all other locations where Debtor has a place of business. Debtor does not do business and has not done business during the past five (5) years under any trade-name or fictitious business name except as disclosed on Schedule 3.3. Debtor's United States Federal Income Tax Identification Number is set forth on Schedule 3.3.

    Benefit. The value of the consideration received and to be received by Debtor as a result of Debtor and Secured Party entering into the Credit Agreement, this Agreement and the other Loan Documents to which each is a party is reasonably worth at least as much as its liabilities and obligations hereunder and thereunder, and such liabilities and obligations and the Credit Agreement have benefited and may reasonably be expected to benefit Debtor directly or indirectly.

  Covenants

  Debtor covenants and agrees that, as long as the Obligations or any part thereof are outstanding or the Secured Party has any Commitment, or any amount payable under any Note remains unpaid under the Credit Agreement or any other instrument evidencing indebtedness of the Debtor to the Secured Party, Debtor will perform and observe each of the following covenants:

    Accounts. Debtor shall, in accordance with its customary business practices, endeavor to collect or cause to be collected from each account debtor under its Accounts, as and when due, any and all amounts owing under such Accounts. Without the prior written consent of Secured Party, Debtor shall not, except in the ordinary course of business, and in no event when any Event of Default exists, (a) grant any extension of time for any payment with respect to any of the Accounts beyond sixty (60) days after such payment's due date, (b) compromise, compound, or settle any of the Accounts for less than the full amount thereof, (c) release, in whole or in part, any Person liable for payment of any of the Accounts, (d) allow any credit or discount for payment with respect to any Account other than trade or other customary discounts granted in the ordinary course of business, or (e) release any Lien or guaranty securing any Account unless the Account has been paid.

    Further Assurances; Exceptions to Perfection. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further agreements, documents, and instruments and take such further action as Secured Party may reasonably deem necessary or appropriate to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral. Without limiting the generality of the foregoing, Debtor shall upon reasonable request by Secured Party (a) execute and deliver to Secured Party such financing statements as Secured Party may from time to time require, (b) take such action after the occurrence and during the continuance of an Event of Default, as Secured Party may request, (c) and deliver to Secured Party all Collateral the possession of which is necessary to perfect the security interest therein, duly endorsed and/or accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to Secured Party; except that, prior to the occurrence and continuance of an Event of Default, Debtor may: (i) retain for collection in the ordinary course of business Proceeds of Accounts received; (ii) retain any letters of credit; and (iii) retain any Documents received and further negotiated; and (d) execute and deliver to Secured Party such other agreements, documents, and instruments as Secured Party may reasonably require to perfect and maintain the validity, effectiveness, and priority of the Liens intended to be created by this Agreement or any other Loan Document.

    Third Parties in Possession of Collateral. Debtor shall not permit any third Person (including any warehouseman, bailee, agent, consignee, or processor) other than one or more of its Subsidiaries or the Secured Party to hold any Collateral (except to the extent any deminimus Collateral is temporarily in the possession of a vendor or customer of Debtor in the ordinary course of business or in leased space), unless Debtor shall: (i) notify such third Person of the security interests created hereby; (ii) instruct such Person to hold all such Collateral for Secured Party's account subject to Secured Party's instructions; and (iii) take all other actions Secured Party reasonably deems necessary to perfect and protect its and Debtor's interests in such Collateral pursuant to the requirements of the UCC of the applicable jurisdiction where such warehouseman, bailee, consignee, agent, processor, or other third Person is located (including the filing of financing statements in the proper jurisdictions naming the applicable third Person as Debtor and Debtor as secured party before the third Person receives possession of the Collateral in question).

    Corporate Changes. Debtor shall not change its name, identity, corporate structure, or its United States Tax Identification Number in any manner that might make any financing statement filed in connection with this Agreement seriously misleading unless Debtor shall have given Secured Party not less than thirty (30) days prior written notice thereof and shall have taken all action reasonably deemed necessary or desirable by Secured Party to protect its Liens with the perfection and priority thereof required by the Loan Documents. Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given Secured Party not less than thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by the Loan Documents.

    Inventory. Debtor shall keep the Inventory, except as otherwise provided in Section 3.1, at (or in transit to) any of the locations specified on schedule 3.1 for Debtor or any of its Subsidiaries hereto or, upon not less than thirty (30) days prior written notice to Secured Party, at such other places within the United States of America where all actions required to perfect Secured Party's security interest in such Collateral with the priority required by the Loan Documents shall have been taken.

    Warehouse Receipts Non-Negotiable. Debtor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any portion of the Collateral, such warehouse receipt or receipt in the nature thereof shall not be "negotiable" (as such term is used in Section 7-104 of the UCC) unless such warehouse receipt or receipt in the nature thereof is delivered to Secured Party.

  Rights of Secured Party

    Power of Attorney. TO THE EXTENT PERMITTED BY APPLICABLE LAW, DEBTOR HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS SECURED PARTY AND ANY OFFICER OR AGENT THEREOF, WITH FULL POWER OF SUBSTITUTION, AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT WITH FULL IRREVOCABLE POWER AND AUTHORITY IN THE NAME OF DEBTOR OR IN ITS OWN NAME, TO TAKE, AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, ANY AND ALL ACTIONS AND TO EXECUTE ANY AND ALL DOCUMENTS AND INSTRUMENTS WHICH SECURED PARTY AT ANY TIME AND FROM TIME TO TIME DEEMS NECESSARY TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT AND, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH DEBTOR HEREBY GIVES SECURED PARTY THE POWER AND RIGHT ON BEHALF OF DEBTOR AND IN ITS OWN NAME TO DO ANY OF THE FOLLOWING AFTER THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE TO, OR THE CONSENT OF, DEBTOR:

      to demand, sue for, collect, or receive, in the name of Debtor or in Secured Party's own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;

      to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral;

      to notify post office authorities to change the address for delivery of Debtor's mail to an address designated by Secured Party and to receive, open and dispose of mail addressed to Debtor, and Secured Party shall make reasonable efforts to forward to Debtor that mail which is not related to the Collateral;

      (i) to direct account Debtor and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party shall direct (Debtor agrees that if any Proceeds of any Collateral (including payments made in respect of Accounts) shall be received by Debtor while an Event of Default exists, Debtor shall promptly deliver such Proceeds to Secured Party with any necessary endorsements, and until such Proceeds are delivered to Secured Party, such Proceeds shall be held in trust by Debtor for the benefit of Secured Party and shall not be commingled with any other funds or property of Debtor); (ii) to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against Debtor, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (iv) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (v) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral; (vi) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (vii) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (viii) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (ix) to make, settle, compromise, or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); and (x) to sell, transfer, pledge, convey, make any agreement with respect to, or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Debtor's expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party's security interest therein.

    THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE UNTIL TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH SECTION 7.11 HEREOF. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law, except any of the same resulting from its or their gross negligence or willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

    Assignment by Secured Party. Secured Party may at any time assign or otherwise transfer all or any portion of their rights and obligations under this Agreement and the other Loan Documents (including, without limitation, the Obligations) to any other Person, to the extent permitted by, and upon the conditions contained in, the Credit Agreement, and such Person shall thereupon become vested with all the benefits thereof granted to Secured Party, herein or otherwise.

    Possession; Reasonable Care. Secured Party may, from time to time, in its sole discretion, appoint one or more agents to hold physical custody, for the account of Secured Party, of any or all of the Collateral that Secured Party has a right to possess. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall not have any responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, or taking any necessary steps to preserve rights against any parties with respect to any Collateral.

  Default

    Rights and Remedies. If an Event of Default shall have occurred and be continuing, Secured Party shall have the following rights and remedies:

      In addition to all other rights and remedies granted to Secured Party in this Agreement or in any other Loan Document or by applicable law, Secured Party shall have all of the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Collateral). Without limiting the generality of the foregoing, Secured Party may without demand or notice to Debtor or any other person, collect, receive or take possession of the Collateral or any part thereof and for that purpose Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable or otherwise as may be permitted by law. Secured Party shall have the right at any public sale or sales, and, to the extent permitted by applicable law, at any private sale or sales, to bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) and become a purchaser of the Collateral or any part thereof free of any right or equity of redemption on the part of Debtor, which right or equity of redemption is hereby expressly waived and released by each Debtor. Upon the request of Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Debtor and Secured Party. Debtor agree that Secured Party shall not be obligated to give more than ten (10) days prior written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale of Collateral may have been given. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. Debtor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees, legal expenses, and other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party's rights under this Agreement. Debtor shall remain liable for any deficiency if the Proceeds of any sale or other disposition of the Collateral applied to the Obligations are insufficient to pay the Obligations in full. Secured Party may apply the Collateral against the Obligations as provided in the Credit Agreement. Each Debtor waives all rights of marshaling, valuation, and appraisal in respect of the Collateral. Any cash held by Secured Party as Collateral and all cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as collateral for, and then or at any time thereafter applied in whole or in part by Secured Party against, the Obligations. Any surplus of such cash or cash proceeds and interest accrued thereon, if any, held by Secured Party and remaining after payment in full of all the Obligations shall be promptly paid over to the Debtor or to whomsoever may be lawfully entitled to receive such surplus; provided that Secured Party shall have no obligation to invest or otherwise pay interest on any amounts held by it in connection with or pursuant to this Agreement.

      Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party's nominee or nominees.

      Secured Party may exercise any and all rights and remedies of any Debtor under or in respect of the Collateral, including, without limitation, any and all rights of Debtor to demand or otherwise require payment of any amount under, or performance of any provision of, any of the Collateral and any and all voting rights and corporate powers in respect of the Collateral. Debtor shall execute and deliver (or cause to be executed and delivered) to Secured Party all such proxies and other instruments as Secured Party may reasonably request for the purpose of enabling Secured Party to exercise the voting and other rights which it is entitled to exercise pursuant to this clause (c) and to receive the dividends, interest, and other distributions which it is entitled to receive hereunder.

      Secured Party may collect or receive all money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so.

      On any sale of the Collateral, Secured Party is hereby authorized to comply with any limitation or restriction with which compliance is necessary, in the opinion of Secured Party's counsel, in order to avoid any violation of applicable law or in order to obtain any required approval of the purchaser or purchasers by any applicable Governmental Authority.

    Private Sales. Debtor recognizes that Secured Party may be unable to effect a public sale of any or all of the Collateral by reason of certain prohibitions contained in the laws of any jurisdiction outside the United States or in the Securities Act of 1933, as amended from time to time (the "Securities Act") and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such Collateral for their own account for investment and not with a view to the distribution or resale thereof. Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall, to the extent permitted by law, be deemed to have been made in a commercially reasonable manner. Secured Party shall not be under any obligation to delay a sale of any of the Collateral for the period of time necessary to permit the issuer of such securities to register such securities under the laws of any jurisdiction outside the United States, under the Securities Act, or under any applicable state securities laws, even if such issuer would agree to do so. Debtor further agrees to do or cause to be done, to the extent that Debtor may do so under applicable law, all such other reasonable acts and things as may be necessary to make such sales or resales of any portion or all of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees, or awards of any and all courts, arbitrators, or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at Debtor's expense.

  Miscellaneous

    No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective successors and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party, and Secured Party may not appoint a successor as Secured Party except in accordance with the Credit Agreement.

    Amendment; Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO. THE PROVISIONS OF THIS AGREEMENT MAY BE AMENDED OR WAIVED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE PARTIES HERETO.

    Notices. All notices and other communications provided for in this Agreement shall be given or made in accordance with the Credit Agreement.

    Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF SOUTH CAROLINA AND APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. THIS AGREEMENT IS INTENDED TO BE EFFECTIVE AS AN INSTRUMENT EXECUTED UNDER SEAL.

    Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

    Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

    Waiver of Bond. In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

    Severability. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

    Termination. If all of the Obligations shall have been paid and performed in full and all Commitments of Secured Party shall have expired or terminated, Secured Party shall, upon the written request of Debtor, execute and deliver to the Debtor a proper instrument or instruments acknowledging the release and termination of the security interests created by this Agreement, and shall duly assign and deliver to the Debtor, as applicable, (without recourse and without any representation or warranty, except that the Secured Party has not previously assigned or transferred such Collateral) such of the Collateral as may be in the possession of Secured Party and has not previously been sold or otherwise applied pursuant to this Agreement. Notwithstanding anything to the contrary contained in this Agreement, if the payment of any amount of the Obligations is rescinded, voided or must otherwise be refunded by Secured Party upon the insolvency, bankruptcy or reorganization of the Debtor or any other Loan Party or otherwise for any reason whatsoever, then the security interests created by this Agreement will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made and such release and termination of such security interest had never been given.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTOR:

SYNALLOY CORPORATION

By: --------------------------------------------(SEAL)
Name: ---------------------------------------------
Title:-----------------------------------------------

SYNALLOY METALS, INC.

By: --------------------------------------------(SEAL)
Name:----------------------------------------------
Title:-----------------------------------------------

MANUFACTURERS SOAP AND CHEMICAL COMPANY

By: -------------------------------------------(SEAL)
Name:---------------------------------------------
Title:----------------------------------------------

BRISTOL METALS, L.P.

By: ------------------------------------------(SEAL)
Name:-------------------------------------------
Title:--------------------------------------------

MANUFACTURERS CHEMICALS, L.P.

By: ------------------------------------------(SEAL)
Name:--------------------------------------------
Title:----------------------------------------------

ORGANIC-PIGMENTS CORP.

By: --------------------------------------------(SEAL)
Name:----------------------------------------------
Title:-----------------------------------------------

SECURED PARTY:

WACHOVIA BANK, N.A.

By: ----------------------------------------------------
Name: ----------------------------------------------------
Title: ------------------------------------------------------

SUBORDINATION AGREEMENT

December ___, 2001

TO: Wachovia Bank, N.A.

1401 Main Street

Columbia, South Carolina 29226

Attention: John Verreault

You (Wachovia Bank, N.A.) are hereby advised that Synalloy Corporation, a Delaware corporation (herein sometimes called the "Debtor") is now indebted to the undersigned creditor in the following amounts on the following described notes, accounts or other debts:

A certain Credit Facility in the principal amount of $60,000,000 dated as of March 1, 1996, between Debtor and the undersigned, a true, complete and accurate copy of which is attached hereto as Exhibit A.

To induce you in your discretion to extend credit to the Debtor at any time in such manner, upon such terms and for such amounts as may be mutually agreeable to you and the Debtor, the undersigned hereby agrees to subordinate and does hereby subordinate payment by the Debtor of all or any part of the above described indebtedness, together with any and all other indebtedness of the Debtor to the undersigned now or hereafter incurred, created or evidenced, including any extensions, renewals, refinancing, modifications or readjustments of such indebtedness (excepting indebtedness for salaries, if any, as may from time to time accrue), to the payment to you of any and all indebtedness, direct or contingent, secured or unsecured, matured or unmatured, joint or several, including any renewals, extensions, modifications, and refinancings, for which the Debtor may now or hereafter be under obligation to you. In furtherance thereof, the undersigned does hereby agree not to ask, demand, sue for, take or receive all or any part of such indebtedness of the Debtor to the undersigned nor any security therefor unless or until any and all indebtedness of the Debtor to you now existing or hereafter arising shall have been paid in full.

The undersigned hereby also agrees not to assign or transfer at any time while this agreement remains in effect any rights, claim or interest of any kind in or to any of the indebtedness hereby subordinated, either principal or interest, without (1) first notifying you and (2) making such assignment expressly subject to this subordination agreement. The undersigned will, upon request by you, deliver to you any note or other evidence of the subordinated indebtedness.

Every note or other evidence of indebtedness from the Debtor to the undersigned will, at your option, be delivered to you for the purpose of inscribing the following legend across its face: "Subordinated to all debts of the maker to Wachovia Bank, N.A. under an agreement dated December ___, 2001".

The undersigned further agrees that, upon any distribution of the assets or readjustment of the indebtedness of the Debtor, whether by reason of liquidation, composition, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any of the indebtedness hereby subordinated, or the application of the assets of the Debtor to the payment or liquidation thereof, you shall be entitled to receive payment in full of any and all indebtedness then owing to you by the Debtor prior to the payment of all or any part of the indebtedness hereby subordinated, and in order to enable you to enforce your rights hereunder in any such action or proceeding, you are hereby irrevocably authorized and empowered in your discretion to make and present for and on behalf of the undersigned such proofs of claims against the Debtor on account of the indebtedness hereby subordinated as you may deem expedient or proper and to vote such proofs of claims in any such proceeding and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply same on account of any indebtedness owing to you by the Debtor.

The undersigned further agrees to execute and deliver to you such assignments or other instruments as may be required by you in order to enable you to enforce any and all such claims and to collect any and all dividends or other payments or disbursements which may be made at any time on account of all or any of the indebtedness hereby subordinated. In the event the undersigned receives any payment from the Debtor contrary to the terms of this agreement, the undersigned will hold the same in trust for you and immediately pay the same over to you.

It is also agreed that the undersigned may receive interest accruing after the date hereof on the subordinated indebtedness, provided the Debtor is not in default in the payment of any of its obligations to you or under any of the provisions of this Agreement or the provision of any note evidencing its obligation to you.

THIS IS A CONTINUING AGREEMENT OF SUBORDINATION AND IS NOT LIMITED TO ANY LOAN OR CREDIT PRESENTLY EXISTING OR CONTEMPLATED BETWEEN YOU AND THE DEBTOR. YOU MAY CONTINUE, WITHOUT NOTICE TO THE UNDERSIGNED, TO EXTEND ADDITIONAL CREDIT OR OTHER ACCOMMODATION OR BENEFIT AND LOAN MONEYS TO OR FOR THE ACCOUNT OF THE DEBTOR ON THE FAITH HEREOF UNTIL WRITTEN NOTICE OF REVOCATION OF THIS AGREEMENT SHALL BE DELIVERED TO YOU BY THE UNDERSIGNED. Such notice of revocation shall not affect this agreement in relation to any obligations or liabilities of the Debtor then existing or any obligations or liabilities created thereafter pursuant to any previous commitment made by you to the Debtor or any extensions, renewals, refinancing, or modifications of any such obligations or liabilities, or substitutions therefor and as to all such obligations and liabilities and extensions, renewals, refinancings, or modifications thereof, or substitutions therefor, this agreement shall continue effective until the same shall have been fully discharged with interest.

IT IS FURTHER UNDERSTOOD AND AGREED THAT YOU MAY AT ANY TIME, EITHER BEFORE OR AFTER SUCH NOTICE OF REVOCATION, IN YOUR DISCRETION RENEW, EXTEND THE TIME OF PAYMENT, OR MODIFY THE TERMS OF ALL OR ANY EXISTING OR FUTURE INDEBTEDNESS OR OBLIGATIONS OF THE DEBTOR TO YOU OR WAIVE OR RELEASE ANY COLLATERAL WHICH MAY BE HELD THEREFOR OR MAKE AND ENTER INTO ANY SUCH AGREEMENT OR AGREEMENTS AS YOU MAY DEEM PROPER OR DESIRABLE WITHOUT NOTICE TO OR FURTHER ASSENT FROM THE UNDERSIGNED AND WITHOUT IN ANY MANNER IMPAIRING OR AFFECTING THIS AGREEMENT OR ANY OF YOUR RIGHTS HEREUNDER.

Yours very truly,

METCHEM, INC.

Attest:--------------------------------------

By:

Name:-------------------------------

Title:--------------------------------

We hereby acknowledge receipt of a copy of the foregoing Subordination Agreement and agree that we will not pay any indebtedness subordinated by the foregoing Subordination Agreement except as there provided. In the event of any breach of the provisions of the foregoing Agreement, we agree that, in addition to any other rights and remedies you may have, all of our obligations and liabilities to you shall, without notice or demand, become immediately due and payable unless you shall otherwise elect.

Every ledger page of our books of account dealing with the subordinated debt and every financial statement issued by us shall, if you so require, note the subordination of such debt. If you so require, we shall notify our independent accountants of this subordination.

Debtor:

SYNALLOY CORPORATION

By:--------------------------------------------------

Name:-----------------------------------------------

Title:------------------------------------------------

Accepted:

WACHOVIA BANK, N.A.

By:-----------------------------------------------------

Title:---------------------------------------------------